Exhibit 10.2
Portions of this Exhibit Have Been
Omitted and Separately Filed with the Securities
And Exchange Commission with a Request
For Confidential Treatment
AMENDED AND RESTATED NON EXCLUSIVE LICENSE AGREEMENT
This agreement is made this 1st day of July, 2008 (hereinafter “the DATE OF SIGNATURE”)
By and between
CELLECTIS, a French Société Anonyme, registered under the Registre de commerce et des Sociétés de Paris under n° B 428 859 052, having its registered office at 102 avenue Gaston Roussel – 93235 Romainville, France, represented by its legal representative, Mr. André CHOULIKA, Directeur Général (hereinafter “CELLECTIS”)
and
REGENERON PHARMACEUTICALS, INC., a company organized and existing under the laws of the State of New York, having a principal place of business at 777 Old Saw Mill River Road, Tarrytown, NY 10591 U.S.A. (United States of America), represented by its legal representative, Mr. Stuart Kolinski, Senior Vice President & General Counsel (hereinafter “REGENERON”).
REGENERON and CELLECTIS hereinafter individually or collectively referred to as the PARTY(IES).
WITNESSETH
WHEREAS, CELLECTIS is a biotechnology company specialized in rational genome engineering. CELLECTIS controls and develops tools and methods to rewrite DNA sequences in genomes of living organisms. With these technologies, CELLECTIS develops therapeutic drugs, as well as industrial tools to develop animal models and to engineer protein producer strains, animals or plants;
WHEREAS, CELLECTIS has exclusive rights, including the right to grant sublicenses, from INSTITUT PASTEUR, a French foundation located at 25 Rue du Docteur Roux – 75015 Paris France, the owner of PATENTS (as defined below), relating to a process for the specific replacement or insertion of a gene in the receiver genome by homologous recombination;
WHEREAS, REGENERON is a biopharmaceutical company that has developed technologies and know-how to generate genetically modified animals, and that discovers, develops, and commercializes therapeutic medicines for the treatment of serious medical conditions;
WHEREAS, REGENERON and CELLECTIS, parties to a Non-Exclusive License Agreement dated as of December 12, 2003 (as the same has been amended, modified, and
July 1, 2008

supplemented, the “Original Agreement”) wish to amend and restate the Original Agreement on the terms and conditions set forth herein;
WHEREAS REGENERON accepts to enter into this AGREEMENT *****
NOW, THEREFORE, in consideration of the mutual undertakings contained herein and other good and valuable consideration, the Parties intending to be legally bound, hereby agree as follows:
ARTICLE 1 – DEFINITIONS
For the purpose of this Agreement, the following terms shall have the meanings defined herein:
1.1.	“AFFILIATE” means a legal entity that indirectly or directly controls, is controlled by, or is under common control with, a PARTY hereto or a THIRD PARTY, as the case may be (where control means direct or indirect legal or beneficial ownership of 50% or more of the issued shares or voting rights).

1.2.	“AGREEMENT” means this Amended and Restated Non Exclusive License Agreement, which includes the Exhibits as well as any amendments thereto signed by duly authorized officers of the PARTIES.

1.3.	“ASTELLAS” means Astellas Pharma Inc., a Japanese company with a principal place of business located at 2-3-11 Nihonbashi-Honcho, Chuo-Ku, Tokyo 103-8411, Japan, and its AFFILIATES.

1.4.	“ASTRAZENECA” means AstraZeneca UK Limited, a company incorporated in England with a registered office at 15 Stanhope Gate, London W1K 1lN and its AFFILIATES.

1.5.	“CLAIMS” shall mean any and all claims, actions, causes of action, demands, costs, and charges of whatever nature.

1.6.	“DERIVED PRODUCT” means any nucleic acid material (including that coding for a protein, including an antibody), cells containing the foregoing in which the method of inserting the nucleic acid is not a LICENSED PROCESS, and proteins (including antibodies), in all cases that are both: (i) derived, developed or discovered from a LICENSED PRODUCT, and (ii) whose manufacture, use, sale, offer to sell, lease, transfer, import or export infringes a VALID CLAIM of a PATENT.

1.7.	“FIELD OF USE” means the in vitro and/or in vivo modification and manipulation of the genetic material and/or of the pluripotent, embryonic, or other cells of a rodent using VELOCIGENE and/or VELOCIMMUNE, and the research, development, production and/or commercialization of LICENSED PRODUCTS, LICENSED SERVICES, and DERIVED PRODUCTS.

1.8.	“IMPROVEMENT” means any improvement, addition, enhancement, modification, development, invention, alteration and/or technical advance, whether patentable or
July 1, 2008

not, relating to any of the PATENTS whose exploitation is dependent on at least one claim of the PATENTS.

1.9.	“LICENSED PRODUCT” means any and all VELOCIGENE PRODUCTS and VELOCIMMUNE PRODUCTS.

1.10.	“LICENSED PROCESS” means any process which infringes a VALID CLAIM.

1.11.	“LICENSED SERVICES” means any and all VELOCIGENE SERVICES and VELOCIMMUNE SERVICES.

1.12.	“NET SALES” means with respect to a LICENSED PRODUCT and/or LICENSED SERVICES, the gross amount invoiced by REGENERON or its AFFILIATES for the sales of LICENSED PRODUCTS and/or the performance of LICENSED SERVICES to a THIRD PARTY, less:
(a)	trade, quantity and cash discounts actually allowed;

(b)	discounts, refunds, rebates, charge backs, retroactive price adjustments, and any other allowances actually granted which effectively reduce the net selling price;

(c)	product returns and allowances actually granted;

(d)	any tax, tariff or duty imposed on the production, sale, delivery or use of the product (excluding federal, state or local taxes based on income); and

(e)	freight, postage, shipping, customs duties, excises and insurance charges actually allowed or paid for delivery of LICENSED PRODUCTS, to the extent billed.
For the avoidance of doubt, sales and/or performances, as the case may be, of LICENSED PRODUCTS and/or LICENSED SERVICES between REGENERON and either (i) ASTELLAS, ASTRAZENECA, or SANOFI-AVENTIS under the SPECIAL AGREEMENTS, or (ii) REGENERON’s AFFILIATES shall be disregarded for purposes of calculating NET SALES.

1.13.	“NIH GRANT” shall mean the research grant number 5UO1HJ004085/02 dated September 7, 2006 (and any extensions or continuation thereof) from the National Institutes of Health of the United States government for creating and developing animals for use in research efforts to the extent REGENERON supplies LICENSED PRODUCTS or performs LICENSED SERVICES under said grant or contract.

1.14.	“PATENTS” means (i) all patent applications and issued patents claiming the priority date of the French application published as FR 2 646 438 relating to a PROCESS FOR THE SPECIFIC REPLACEMENT OF A COPY OF A GENE PRESENT IN THE RECEIVER GENOME VIA THE INTEGRATION OF A GENE, including but not limited to those referenced in Exhibit A; (ii) any application or patent corresponding to the national or regional phases of the PCT international application WO 90/11354; (iii) the European Patent EP 419 621 as well as any divisional applications; (iv) any US and other foreign patents and patent applications corresponding to any of the foregoing in (i), (ii), (iii) and/or (iv), and/or any divisions, continuations, continuations-in-part, extensions or reissues thereof; and (v) all patent applications
July 1, 2008

and issued patents claiming priority to any of the patents or patent applications referenced in Exhibit A.

1.15.	“REGENERON PRODUCTS” means any and all LICENSED PRODUCTS and LICENSED SERVICES made (or was made for), used, leased, transferred, imported, exported, or sold by REGENERON or any of its AFFILIATES to or for THIRD PARTIES.

1.16.	“SANOFI-AVENTIS” means Aventis Pharmaceuticals Inc., a corporation organized under the laws of the state of Delaware, having a principal place of business at 55 Corporate Drive, Bridgewater, New Jersey 08807 and its AFFILIATES.

1.17.	“SPECIAL AGREEMENTS” means each of (i) the Non-Exclusive License and Material Transfer Agreement, dated as of February 5, 2007, by and between REGENERON and ASTRAZENECA, (ii) the Non-Exclusive License and Material Transfer Agreement, dated as of March 30, 2007, by and between REGENERON and ASTELLAS, (iii) the Discovery and Preclinical Development Agreement, the License and Collaboration Agreement, and the Stock Purchase Agreement, each dated as of November 28, 2007, between REGENERON and SANOFI-AVENTIS, (iv) with respect to each agreement described in (i), (ii) and (iii) above, any amendments, modifications, or extensions thereof, and (v) all other agreements in the FIELD OF USE entered into with these parties, including without limitation, any license or material transfer agreement with SANOFI-AVENTIS, including those agreements contemplated in sections 2.15, 2.16 and 2.17 of the November 28, 2007 Discovery and Preclinical Development Agreement between REGENERON and SANOFI-AVENTIS.

1.18.	“THIRD PARTY (IES)” means any and all persons, partnerships, corporations, joint ventures, companies, firms, or any other entities other than CELLECTIS, *****, REGENERON or any of their respective AFFILIATES.

1.19.	“TERRITORY” means any and all countries throughout the world.

1.20.	“VALID CLAIM” means a claim in an issued and unexpired patent under the PATENTS, which has not been held unenforceable, invalid or unpatentable by a court or other government body having competent jurisdiction, and which has not been rendered unenforceable through disclaimer or otherwise.

1.21.	“VELOCIGENE” means any technology and know-how for genetically engineering pluripotent, embryonic stem, or other cells that involve the deletion, modification, and/or insertion of genetic material from or into such cells.

1.22.	“VELOCIGENE PRODUCT” means, *********************************** in each case, the manufacture, use, sale, offer to sell, lease, transfer, import or export of which infringes a VALID CLAIM. For the purpose of this AGREEMENT, neither a VELOCIMMUNE PRODUCT nor a DERIVED PRODUCT shall be considered a VELOCIGENE PRODUCT.

1.23.	“VELOCIGENE SERVICE” means a contract with a THIRD PARTY pursuant to which REGENERON or its AFFILIATE is engaged specifically to make or use a
July 1, 2008

VELOCIGENE PRODUCT. For the purpose of this AGREEMENT, a VELOCIMMUNE SERVICE shall not be considered a VELOCIGENE SERVICE.

1.24.	“VELOCIMMUNE” means ***************************************.

1.25.	“VELOCIMMUNE PRODUCT” means *********************************************, the manufacture, use, sale, offer to sell, lease, transfer, import or export of which infringes a VALID CLAIM. For the purposes of this AGREEMENT, neither a VELOCIGENE PRODUCT nor a DERIVED PRODUCT shall be considered a VELOCIMMUNE PRODUCT.

1.26.	“VELOCIMMUNE SERVICE” means a contract with a THIRD PARTY pursuant to which REGENERON or its AFFILIATES is engaged specifically to make or use a VELOCIMMUNE PRODUCT. For the purpose of this AGREEMENT, a VELOCIGENE SERVICE shall not be considered a VELOCIMMUNE SERVICE.
The trademarks “VELOCIGENE” and “VELOCIMMUNE” are used in these defined terms for convenience only, it being understood that REGENERON may use any other brand name for the products and technologies referred to in this AGREEMENT.
ARTICLE 2 – LICENSE GRANT

2.1.
(a)	Subject to the terms and conditions of this AGREEMENT, CELLECTIS hereby grants to REGENERON and its AFFILIATES a non-transferable, non-exclusive license under the PATENTS in the FIELD OF USE in the TERRITORY to practice the PATENTS, including to make, have made, use, transfer, offer to sell, sell, lease, import, or export LICENSED PRODUCTS, the LICENSED PROCESS and LICENSED SERVICES, without the right to grant sub-licenses under the PATENTS, except as set forth in Section 2.2.

(b)	For the avoidance of doubt it is understood and agreed that the license right granted in Section 2.1(a) includes: (1) the right for REGENERON to make, have made, use, transfer, offer to sell, sell, lease, import or export LICENSED PRODUCTS and LICENSED SERVICES to or for THIRD PARTIES in the FIELD OF USE to enable such THIRD PARTIES to make, have made, use, transfer, offer to sell, sell, lease, import or export REGENERON PRODUCTS, or DERIVED PRODUCTS; and (2) the right for REGENERON to make, have made, use, transfer, offer to sell, sell, lease, import or export DERIVED PRODUCTS on or behalf of THIRD PARTIES in the FIELD OF USE.

(c)	In case REGENERON grants to THIRD PARTIES a license (or sublicense) of other patents controlled by REGENERON, solely for use in connection with establishing a VELOCIGENE platform, CELLECTIS will offer such THIRD PARTIES a non exclusive license under the PATENTS with the same terms and conditions as granted to REGENERON in the ORIGINAL AGREEMENT.
July 1, 2008

2.2.	Unless the contrary is clearly indicated by the text hereof, in every instance of this AGREEMENT, it is understood that reference to REGENERON includes AFFILIATES of REGENERON as well and that REGENERON may extend to its AFFILIATES by sublicense the benefits of this LICENSE provided that REGENERON remains responsible to CELLECTIS with regard to all obligations placed upon REGENERON pursuant to this AGREEMENT.

2.3.	For the purpose of this AGREEMENT, it is understood and agreed that the license grant in this Article 2 includes the following:

2.3.1	REGENERON is entitled to make, have made, use, transfer, offer to sell, sell, lease, import or export DERIVED PRODUCTS;

2.3.2	REGENERON is entitled to grant licenses on its intellectual property covering DERIVED PRODUCTS and LICENSED PRODUCTS and to sell DERIVED PRODUCTS and LICENSED PRODUCTS;

2.3.3	REGENERON, ASTELLAS, ASTRAZENECA, and SANOFI-AVENTIS, as well as the THIRD PARTIES having received REGENERON PRODUCTS or DERIVED PRODUCTS in accordance with the terms of this AGREEMENT shall have the right (i) to make, have made, use, transfer, offer to sell, sell, lease, import or export DERIVED PRODUCTS and (ii) to practice the LICENSED PROCESS to use, breed, derive and replicate REGENERON PRODUCTS.

2.4.	For the purposes of settlement of the dispute between the PARTIES regarding the interpretation of the commitments made and rights granted in the ORIGINAL AGREEMENT, and based on the representations made by REGENERON in Section 10.8 of this AGREEMENT, it is agreed that the rights and licenses set forth in this AGREEMENT were included in the ORIGINAL AGREEMENT. Therefore the rights and licenses set forth in this AGREEMENT were granted as of December 12, 2003 and continue to exist through the duration specified in Article 11.

2.5.	No Other Licenses. No right or licenses are granted hereunder, except as expressly and specifically set forth in this Section 2.

ARTICLE 3– FINANCIAL CONDITIONS
In full consideration of the rights and privileges granted under this AGREEMENT, REGENERON agrees to pay to CELLECTIS any and all of the amounts provided under this Article according to the terms of payment provided here below.
(a)	REGENERON shall pay to CELLECTIS a fixed, non-refundable lump sum payment of US$12,450,000 (TWELVE MILLION FOUR HUNDRED FIFTY THOUSAND DOLLARS), within ten (10) days from its receipt of the signed INSTITUT PASTEUR Letter. It is agreed that this lump sum payment shall satisfy any and all payment obligations to CELLECTIS arising under this AGREEMENT with respect to the SPECIAL AGREEMENTS and that notwithstanding anything herein to the contrary, REGENERON shall not be required to make any further royalty or other payments hereunder, under the ORIGINAL AGREEMENT, or otherwise (whether under contract or law) with respect to the SPECIAL AGREEMENTS.
July 1, 2008

(b)	REGENERON shall pay to CELLECTIS a royalty of **************************** made after December 31, 2007 of any VELOCIGENE PRODUCTS and/or VELOCIGENE SERVICES by REGENERON within the TERRITORY. Notwithstanding the foregoing no royalties shall be payable to CELLECTIS under this subsection (b) under the following circumstances: NET SALES of VELOCIGENE PRODUCTS or VELOCIGENE SERVICES (i) pursuant to any agreement made with THIRD PARTIES receiving VELOCIMMUNE PRODUCTS or VELOCIMMUNE SERVICES subject to the royalty obligations in subsection 3(c) below, or (ii) pursuant to any of the SPECIAL AGREEMENTS. The payments specified in this subsection (b) are subject to and limited by subsection 3(1).

(c)	Subject to the terms of the second sentence of this subsection (c), REGENERON shall pay to CELLECTIS a royalty of ******************************* made after December 31, 2007 of any VELOCIMMUNE PRODUCTS and/or VELOCIMMUNE SERVICES by REGENERON made within the TERRITORY (other than any such NET SALE pursuant to any of the SPECIAL AGREEMENTS). Notwithstanding the foregoing, if under an agreement with THIRD PARTIES, REGENERON provides services or sells, licenses, leases, or transfers rights in addition to a VELOCIMMUNE PRODUCT or VELOCIMMUNE SERVICE, then REGENERON, at its option, may satisfy its obligations under this subsection (c) with respect to such agreement(s) either (i) by making within thirty (30) days from the effective date of such agreement (s) ***************************************** in consideration of the rights granted on the LICENSED PROCESS and the payments attributable to the NET SALES of the applicable VELOCIMMUNE PRODUCTS or VELOCIMMUNE SERVICES. By way of example, it is understood and agreed that VELOCIMMUNE SERVICES may be sold on a fee-for-service basis or as part of a collaboration agreement where REGENERON is being paid to provide VELOCIMMUNE SERVICES along with other rights and services. The payments specified in this subsection (c) are subject to and limited by subsection 3(1).

(d)	Notwithstanding anything to the contrary in this AGREEMENT, if under any agreement with a THIRD PARTY, *********************
(i)	************************************, or

(ii) ********************************** then REGENERON shall pay to CELLECTIS *************************************************. The payments specified in this subsection (d) are subject to and limited by subsection 3(1).
(e)	REGENERON shall pay to CELLECTIS a fee of ******************* for any transfer free of charge of VELOCIGENE PRODUCTS and/or VELOCIGENE SERVICE to any academic, non-profit entity within the TERRITORY. The transfer fee(s) shall be payable to CELLECTIS annually in accordance with Section 5.1.
July 1, 2008

(f)	REGENERON shall pay to CELLECTIS an annual success fee:

•	over *** VELOCIGENE PRODUCTS developed and produced by REGENERON in any calendar year and transferred to a THIRD PARTY and/or academic within one calendar year, REGENERON will pay to CELLECTIS a success fee of *******

•	between ************* VELOCIGENE PRODUCTS developed and produced by REGENERON in any calendar year and transferred to a THIRD PARTY and/or academic within one calendar year, REGENERON will pay to CELLECTIS a success fee of ********

•	between ******* VELOCIGENE PRODUCTS developed and produced by REGENERON in any calendar year and transferred to a THIRD PARTY and/or academic within one calendar year, REGENERON will pay to CELLECTIS a success fee of ********

•	between ********* VELOCIGENE PRODUCTS developed and produced by REGENERON in any calendar year and transferred to a THIRD PARTY and/or academic within one calendar year, REGENERON will pay to CELLECTIS a success fee of **********.

•	over **** VELOCIGENE PRODUCTS developed and produced by REGENERON in any calendar year and transferred to a THIRD PARTY and/or academic within one calendar year, REGENERON will pay to CELLECTIS a success fee of *********.
Each annual success fee referred to above shall be paid once annually, no later than forty five (45) days after the end of the applicable calendar year in accordance with Section 5.1. For purposes of clarification, only one success fee referred to above shall be paid per calendar year. So if 101 VELOCIGENE PRODUCTS were transferred to THIRD PARTIES in a calendar year, REGENERON would be required to pay CELLECTIS a success fee of *********.
(g)	When calculating payments due under subsections (e) and (f), the transfer of multiple cells or multiple animals with the same genetic mutation introduced by VELOCIGENE shall constitute the transfer of a single VELOCIGENE PRODUCT.

(h)	An annual fee of ************** excluding taxes, due within thirty (30) days of each anniversary date of the DATE OF SIGNATURE of this AGREEMENT.

(i)	REGENERON shall pay to CELLECTIS a royalty of *********** of the actual amount of funds that REGENERON annually receives pursuant to the NIH GRANT. In consideration of the payment by REGENERON to CELLECTIS of this royalty, CELLECTIS agrees that, for the specific purposes of the NIH GRANT, such payment is full and complete compensation to CELLECTIS for any and all rights that CELLECTIS may have or assert relating to REGENERON’s and NIH’’s activities under the NIH GRANT.
July 1, 2008

(j)	By way of clarification, and not limitation, the rights granted in Article 2 of this AGREEMENT are sufficient to allow REGENERON, Yale University, and the Bill and Melinda Gates Foundation to take the actions outlined in REGENERON’s April 18, 2005 letter and CELLECTIS’ April 29, 2005 letter without any additional sub-license, license, fee or royalty, or other payment to CELLECTIS.

(k)	It is agreed that CELLECTIS shall not be entitled to any other consideration for the license and other rights and covenants made hereunder. Without limiting the foregoing, except as set forth in subsection 3(d), CELLECTIS shall not be entitled to any royalties or other payments based on the license, use, transfer, sale or any other commercialization of DERIVED PRODUCTS.

(l)	It is agreed that, notwithstanding any other provision in this AGREEMENT, the calculation of payments due to CELLECTIS under this Article 3, including subsection 3(b), 3(c), and 3(d), shall in all cases exclude any revenue (including but not limited to royalties, profit splits, and other payments) that REGENERON receives based on the sales of any protein, including any antibody. *****************************.
ARTICLE 4 – PAYMENT

4.1.	Any amount due to CELLECTIS under the AGREEMENT shall be deemed paid at the receipt of the said amount on the bank account of CELLECTIS. Payment shall be made by REGENERON at its costs, by bank wire transfer in immediately available funds to such bank account in France as is designated in writing by CELLECTIS from time to time. At the Date of Signature of this AGREEMENT, the initial bank account for CELLECTIS SA is *****.

4.2.	All amounts due to CELLECTIS under this AGREEMENT are non-refundable.

4.3.	In case of dispute between the PARTIES for whatever reason, REGENERON has no right to withhold or suspend any payments due to CELLECTIS under the AGREEMENT or to operate any compensation with any other sums claimed.

4.4.	All payments pursuant to this AGREEMENT by REGENERON to CELLECTIS are expressed exclusive of any US national Value Added Tax (“VAT”), which may be chargeable thereon. The US national VAT shall be paid by REGENERON directly to its competent US tax authority.
Withholding taxes (if any) required to be withheld or paid by a government of any country on payments made to CELLECTIS by REGENERON hereunder, shall be deducted from the royalties or any other payments due by REGENERON. REGENERON shall cooperate with CELLECTIS to avoid any double taxing and provide it upon simple request with any document necessary for this purpose. REGENERON shall use reasonable efforts to help CELLECTIS claim exemption therefrom under any double taxation or similar agreement in force and shall produce to CELLECTIS proper evidence of payment of all withholding tax.
July 1, 2008

If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments under this AGREEMENT, CELLECTIS will provide to REGENERON, prior to any payment, once each calendar year or more frequently if required, with all forms or documentation required by any applicable taxation laws, treaties or agreements to such withholding or as necessary to claim a benefit thereunder.
ARTICLE 5 – ACCOUNTS, AUDITS, REPORTING AND REMAINING PAYMENT PROVISIONS

5.1.	At the latest within 45 days of each calendar year beginning on January 1, 2009, REGENERON shall provide CELLECTIS with a final, true and accurate report giving the number of LICENSED PRODUCTS and/or LICENSED SERVICES sold by REGENERON and its AFFILIATES during the preceding calendar year as are pertinent to an accounting for royalty and fees under this AGREEMENT. These shall include at least the accounts of NET SALES in each relevant country and the aggregate NET SALES and the royalty and fees due in respect to the preceding twelve (12) months period. The first report shall start from January 1, 2008 until December 31st, 2008. At the time of any payment due pursuant to Article 3, REGENERON shall send CELLECTIS a delivery of the report and the accounts.

If no sales have been made, it shall be so reported.

The correctness and completeness of each such account shall be attested to in writing by a responsible officer entitled to certify such accounts of REGENERON.

If royalties payable under this AGREEMENT are in arrears, interest shall automatically accrue and apply beginning on the first day following the date payment is due calculated at the annual rate of the French legal rate of interest as found in the article L441-6 of the French Civil Code plus one percent (1%) calculated on the date said payment is due until payment. Such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of CELLECTIS to any other remedy, legal or equitable, to which it may be entitled because of the delinquency of the payment.

5.2.	REGENERON shall keep or produce to be kept complete and accurate records of the NET SALES of LICENSED PRODUCTS and LICENSED SERVICES or the transfer (including the transfer free of charge) of LICENSED PRODUCTS, in accordance with generally accepted accounting procedures in the United States. Such records shall enable the calculation and verification of the amount of royalties and any other sums due to CELLECTIS under this AGREEMENT. Such records shall be accessible, not more than once a year during business hours, during the term of this AGREEMENT and within three (3) years after the end of royalty periods to which such records relate, to an independent accountant of internationally recognized accounting standards mutually agreed to by CELLECTIS and REGENERON for the purpose of verifying NET SALES, and any royalty or sum due pursuant to this AGREEMENT. Such independent accountant must enter into a separate confidentiality agreement with REGENERON prior to conducting an audit pursuant to this Section 5.2. If in dispute such records shall be kept until the dispute is settled. Such accountant shall disclose only information relating to whether or not the payments made were accurate and the amount of any discrepancy of the records and payment made.
July 1, 2008

The cost of such inspection shall be borne by REGENERON if any error or discrepancy is shown by which the royalty amount due to CELLECTIS is greater than five percent (5%) of the amount shown in REGENERON’s reporting statement to CELLECTIS.

ARTICLE 6 – MARKING
Nothing in this AGREEMENT shall be construed as conferring upon any PARTY or its AFFILIATES any right to include in advertising, packaging or other commercial activities any reference to any other PARTY or its AFFILIATES, its trade names, trademarks or services marks.
The obligations contained in this Article 6 shall survive the termination or expiration of this AGREEMENT.
ARTICLE 7 – INFRINGEMENT BY THIRD PARTIES

7.1.	CELLECTIS shall use all reasonable efforts to take, at its sole discretion, any action it deems appropriate against any THIRD PARTY who is infringing any patent of the PATENTS covered by this AGREEMENT.

7.2.	Each PARTY shall promptly inform the other PARTY of any infringement of any of the PATENTS committed by THIRD PARTIES, which will come to its knowledge. REGENERON or its AFFILIATES are not authorized to take legal action against any infringing THIRD PARTY on its own. However, in the case where CELLECTIS is bringing a legal action against such THIRD PARTY, REGENERON and AFFILIATES can, at CELLECTIS’ request, and at CELLECTIS’ expense, participate in the legal action and shall then bring their full cooperation thereto. CELLECTIS shall have sole control of such suit.

7.3.	In case of an infringement suit initiated by a THIRD PARTY against REGENERON for the manufacture, use and sale of the LICENSED PRODUCTS, REGENERON shall defend itself at its own cost and for its own benefit subject to REGENERON’S right to claim damages against CELLECTIS pursuant to breach of Section 10.1. CELLECTIS may, if it so wish, provide REGENERON with legal and technical counselling.

ARTICLE 8 – IMPROVEMENTS
Each PARTY shall be the owner of its own IMPROVEMENTS, which it will have the right to patent if it so wishes, in its name and at its own cost. Within 30 days following the date of the patent application for any new IMPROVEMENT, the PARTY having made such patent application shall, at its own discretion, supply the other PARTY with information relating thereto.
ARTICLE 9 – CONFIDENTIALITY

9.1.	During the term of this AGREEMENT and for a period of 10 (ten) years following its termination or expiration, the PARTIES shall keep strictly confidential and not publish, or disclose to THIRD PARTIES the terms of this AGREEMENT, any confidential information disclosed by the other PARTIES (the “DISCLOSING
July 1, 2008

PARTY(IES)”) or obtained from the other PARTIES during the AGREEMENT without the prior written authorization of the DISCLOSING PARTY.

9.2.	The confidentiality obligation set forth in Section 9.1 shall not apply to information that the Receiving Party (the “RECEIVING PARTY”) can substantiate, by written documents where appropriate:
(a)	was in the public knowledge at the time of disclosure; or was known to the RECEIVING PARTY receiving the information without confidentiality obligations prior to the receipt of same from the DISCLOSING PARTY; or

(b)	hereafter becomes, through no fault of the RECEIVING PARTY, generally known or available to the public; or

(c)	is disclosed at any time to it by a THIRD PARTY who did not receive it directly or indirectly from the DISCLOSING PARTY to this AGREEMENT on a non restrictive basis; or

(d)	is independently developed in good faith by the RECEIVING PARTY without the use of any information received from the DISCLOSING PARTY and not as a consequence of the use of such information.
9.3.	The PARTIES shall not, directly or indirectly, disclose or divulge the terms of the AGREEMENT without the other PARTY’s prior written approval PROVIDED THAT (i) CELLECTIS may disclose the terms and conditions of this AGREEMENT to INSTITUT PASTEUR under an obligation of confidentiality and (ii) any PARTY may disclose the terms and conditions of this AGREEMENT to a THIRD PARTY who is under an obligation of confidentiality to that PARTY. Without limiting the foregoing, no PARTY may issue a press release or otherwise publicly disclose the existence or terms of this AGREEMENT without the prior written consent of the other PARTY, unless such disclosure is required by law. If such disclosure is required by law, the disclosing PARTY shall, to the extent permitted, submit the press release or other disclosure to the other PARTY for review and comment. The disclosing PARTY shall consider in good faith all reasonable comments provided by the other PARTY.

ARTICLE 10 – WARRANTIES AND INDEMNITY

10.1.	CELLECTIS declares and warrants to REGENERON:
(a)	that the PATENTS exist physically;

(b)	that INSTITUT PASTEUR is the assignee of all right, title and interest in the PATENTS;

(c)	that CELLECTIS is the sole licensee of the PATENTS with the right to sublicense the PATENTS;

(d)	that CELLECTIS is fully empowered and has the rights to the PATENTS necessary to grant all rights specified in this AGREEMENT, including the licenses granted in Article 2, and the terms of Article 14, and perform the covenants and agreements set forth under this AGREEMENT;
July 1, 2008

(e)	that CELLECTIS has not received any notice or communication from INSTITUT PASTEUR asserting or questioning whether CELLECTIS is in breach of any of its agreements with INSTITUT PASTEUR;

(f)	that to the best of CELLECTIS’ knowledge, it is not in breach of any of its agreements with INSTITUT PASTEUR;

(g)	that to the best of CELLECTIS’ knowledge, no other entity but CELLECTIS has any CLAIMS under (i) the ORIGINAL AGREEMENT or (ii) to the practice of the PATENTS by REGENERON, its AFFILIATES, or customers, (including ASTELLAS, ASTRAZENECA, or SANOFI-AVENTIS) on or before the date of this AGREEMENT.
10.2.	Except as provided in Section 10.1, CELLECTIS makes no warranty of any kind either express or implied relating to the LICENSED PRODUCT, LICENSED PROCESS, LICENSED SERVICES or PATENTS including without limitation any warranty regarding their use, safety, efficacy, or performance, any warranty of merchantability or any warranty for fitness for any particular purpose or a warranty or representation that anything made, used, sold, or otherwise disposed of under the AGREEMENT are or will be free from infringement of patents, copyrights, and other rights of THIRD PARTIES or any other express or implied legal or contractual warranty.

10.3.	REGENERON acknowledges that the technology licensed under the PATENTS is experimental in nature and agrees to take all reasonable precautions to prevent death, personal injury, illness and property damage from the use of such technology. Except as set forth herein, any and all uncertainties, risks and perils connected with the exploitation of the PATENTS by REGENERON are to be assumed solely by, and paid for by, REGENERON, which accepts it.

10.4.	REGENERON shall defend, indemnify and hold harmless CELLECTIS, *****, and their respective AFFILIATES, officers, employees, directors, and agents (“INDEMNIFIED PARTIES”) from and against any and all liability, demands, claims, damages, expenses (including attorney’s fees) and losses (collectively “LOSSES”) arising out of a THIRD PARTY lawsuit from the manufacture, use, or sale of the LICENSED PROCESS, LICENSED PRODUCTS, LICENSED SERVICES and DERIVED PRODUCTS by REGENERON, its AFFILIATES, ASTELLAS, ASTRA ZENECA AND SANOFI AVENTIS, their respective legal successors, assignees, or REGENERON’s other THIRD PARTY customers or collaborators, except for any LOSSES arising from (i) an INDEMNIFIED PARTY’s negligence or misconduct, or (ii) any breach by CELLECTIS of its representations, warranties, covenants, and/or agreements contained herein (*****). A condition to this indemnification obligation is that whenever an INDEMNIFIED PARTY has information from which it may reasonably conclude that a claim for indemnification is likely to be made pursuant to this Section 10.4, it shall immediately give notice to REGENERON of all pertinent information surrounding such potential claim. In the event that a claim or demand shall be brought or asserted against an INDEMNIFIED PARTY, the INDEMNIFIED PARTY shall tender defence of the claim to REGENERON (including permitting REGENERON to select legal counsel to defend the claim) and reasonably assist REGENERON and cooperate with REGENERON and its attorneys and agents. The INDEMNIFIED PARTY may not,
July 1, 2008

except at its own expense, voluntarily make any payment (or commit to do the same) or incur any expense in connection with any claim for which it seeks indemnification from REGENERON without the prior written consent of REGENERON.

10.5.	Each PARTY represents that the execution, delivery and performance of this AGREEMENT has been duly authorized by all necessary corporate action on its part.

10.6.	REGENERON shall at all times use reasonable efforts to use LICENSED PRODUCTS and the LICENSED PROCESS in compliance with all applicable laws and governmental regulations and guidelines including without limitation compliance with all laws, regulations and guidelines applicable to experiments on laboratory animals and their transportation, recombinant DNA and genetically modified organisms.

10.7.	REGENERON and CELLECTIS are corporations duly organized, validly existing and in good standing under the laws of their respective countries.

10.8.	REGENERON represents that as of the DATE OF SIGNATURE, it has not entered into an agreement with any THIRD PARTY to provide VELOCIMMUNE SERVICES or sell or transfer VELOCIMMUNE PRODUCTS other than as set forth in the SPECIAL AGREEMENTS.

ARTICLE 11 – DURATION – TERMINATION

11.1.	It is agreed by the PARTIES that this AGREEMENT shall come into effect retroactively on the 22nd day of April 2008 and shall continue for the term of the last PATENT to expire, unless sooner terminated as provided in this Article 11 hereinafter.
(a)	Failure by REGENERON to comply with any respective material obligations or material conditions contained in this AGREEMENT shall entitle CELLECTIS to give to REGENERON notice requiring it to make good such default. If such default is not made good within sixty (60) days after receipt of such notice by REGENERON, CELLECTIS shall be entitled (without prejudice of any of its other rights conferred on it by this AGREEMENT) to terminate this AGREEMENT by giving termination notice to take effect immediately.

(b)	Failure by CELLECTIS to comply with any respective material obligations or material conditions contained in this AGREEMENT shall entitle REGENERON to give to CELLECTIS notice requiring it to make good such default. If such default is not made good within sixty (60) days after receipt of such notice by REGENERON, REGENERON shall be entitled (without prejudice of any of its other rights conferred on it by this AGREEMENT) to terminate this AGREEMENT by giving termination notice to take effect immediately.

(c)	The right of either PARTY to terminate this AGREEMENT as hereinabove provided shall not be affected in any way by its waiver of, or failure to take action with respect to any previous default. Should either PARTY terminate for cause, the license granted hereunder shall cease.
July 1, 2008

11.2.	REGENERON may terminate this Agreement by giving sixty (60) days notice in writing to CELLECTIS.

11.3.	Any rights and obligations accrued between the PARTIES prior to termination or expiration of this AGREEMENT shall not be affected by such termination or expiration. By way of illustration, no limitation, termination or expiration of this AGREEMENT, shall relieve REGENERON of any obligation hereunder to:
•	make payment of any sum due to CELLECTIS pursuant to this AGREEMENT,

•	keep records as provided herein,

•	pay the annual fee to be paid according to Section 3.h on a prorated temporis basis based on 365 days. By way of illustration, if this AGREEMENT is terminated pursuant to this Section 11 at any time, the payment will be calculated as follows: Step 1: the annual fee of *********** is divided by 365 which yields ****** (such quotient hereinafter “the conversion factor” or “CF”), Step 2: determine the number of elapsed days from the last anniversary of the EFFECTIVE DATE to the effective date of termination (hereinafter “the number of days”), Step 3: multiply the number of days determined in Step 2 by the CF determined in Step 1

•	pay royalty for NET SALES of the LICENSED PRODUCTS made prior to the date of said termination or of sales made after termination of LICENSED PROCESS manufactured prior to termination.
By way of further illustration:
•	All rights and licenses granted under this AGREEMENT as to a LICENSED PRODUCT, LICENSED SERVICE, or DERIVED PRODUCT made, transferred, used, sold, offered for sale, imported or exported before the date of termination of the AGREEMENT (a “pre-termination product or service”) for which CELLECTIS receives the full consideration specified in the AGREEMENT shall remain in full force and effect following the expiration of the AGREEMENT. If the AGREEMENT terminates while payments are still due under the AGREEMENT on a pre-termination product or service, the rights and licenses granted to the pre-termination product or service under the AGREEMENT shall only remain in full force and effect as long as Regeneron continues to make the payments on the pre-termination product or service that would due if the AGREEMENT were still in effect.

•	All rights and licenses granted under this AGREEMENT shall remain in full force and effect to the extent necessary to perform the SPECIAL AGREEMENTS following termination of the AGREEMENT.
11.4.	The provisions of Articles 6, 9, 11.3, 11.4, 13, and 14 shall survive the expiration or termination of this AGREEMENT.
July 1, 2008

ARTICLE 12 – MISCELLANEOUS

12.1.	No amendment to this AGREEMENT shall be valid unless embodied in a writing executed by each of the PARTIES hereto. No waiver of any of the provisions of this AGREEMENT shall be valid unless embodied in a writing executed by the PARTY against whom the waiver is sought to be enforced.

12.2.	This AGREEMENT (******) constitutes the entire understanding and agreement between the PARTIES with respect to the subject matter hereof and supersedes all prior agreements, understanding or arrangements, whether written or oral. This AGREEMENT supersedes all terms of the ORIGINAL AGREEMENT.

12.3.	Any notice of communication authorized or required to be given hereunder or for the purpose hereof shall be duly given by a PARTY if sent by prepaid registered post or by any other method of delivery capable of providing reasonable proof of receipt thereof and sent to the other party hereto, as follows:
If to CELLECTIS:
Dr. André CHOULIKA
Directeur Général
CELLECTIS
102 avenue Gaston Roussel
93235 Romainville
FRANCE
And via Facsimile or Air Mail to:
Dr. David Sourdive
VP Corporate Development
CELLECTIS
102 avenue Gaston Roussel
93235 Romainville
FRANCE
(fax : No 33.1.41.83.99.03)
If to REGENERON:
General Counsel
Regeneron Pharmaceuticals
777 Old Saw Mill River Road
Tarrytown, New York 10591
U.S.A.
FAX :914-345-7721
July 1, 2008

12.4.	It is expressly agreed that the relationship between REGENERON and CELLECTIS shall not constitute a partnership, joint venture or agency. Neither REGENERON nor CELLECTIS shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the others, without the prior consent of the other PARTY to do so.

12.5.	In performing this AGREEMENT, the PARTIES shall comply with all applicable laws. Wherever there is any conflict between any provision of this AGREEMENT and any law, the law shall prevail, but in such event the affected provision of this AGREEMENT shall be limited or eliminated only to the extent necessary, and the remainder of this AGREEMENT shall remain in full force and effect.

12.6.	Captions and paragraph headings are for convenience only and shall not form an interpretative part of this AGREEMENT. Unless otherwise specifically provided, all references to an Article incorporate all sections or subsections thereunder. This AGREEMENT has been prepared jointly and shall not be strictly construed against either party hereto. The feminine and masculine pronouns are interchangeable hereunder as the context may require. The plural shall be substituted for the singular number in any place in which the context may require such substitution.

12.7.	Except as herein detailed, REGENERON may not assign any of its rights arising or which may arise under this AGREEMENT without the prior written consent of CELLECTIS, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, REGENERON may assign its rights and obligations under this AGREEMENT to a THIRD PARTY who acquires all or substantially all of its business by merger, sale of assets or otherwise, so long as such THIRD PARTY agrees to be bound by the terms of this AGREEMENT. This AGREEMENT shall be binding upon and inure to the benefit of the PARTIES hereto and their respective successors and permitted assigns.

ARTICLE 13 – GOVERNING LAW
This AGREEMENT is acknowledged to have been made in and shall be construed in accordance with the laws of New York, United States, without regard to conflict of laws principles which would dictate the application of the law of a different jurisdiction. All disputes arising from the present AGREEMENT, its interpretation, the validity or its performance shall be submitted to the competent court of New York, United States. Each Party unconditionally submits to the jurisdiction identified in this Article 13. Nothing herein shall be construed to prevent either PARTY from obtaining, in case of urgency, equitable relief, including injunction or specific performance, in the event of a breach or threatened breach of the provisions of this AGREEMENT.
ARTICLE 14 – RELEASE AND COVENANT NOT TO SUE

14.1.	Release. CELLECTIS on behalf of itself and its successors, assigns, and AFFILIATES, does hereby now release and discharge REGENERON, its successors, assigns, AFFILIATES, customers, ASTELLAS, ASTRAZENECA, SANOFI-AVENTIS (and their respective successors and assigns), and each of their respective current and former officers, directors, employees, agents, attorneys, and
July 1, 2008

representatives, from any and all CLAIMS (i) arising out of the SPECIAL AGREEMENTS and relating to the practice of the PATENTS in the FIELD OF USE; (ii) arising from the ORIGINAL AGREEMENT and (iii) relating to the practice of the PATENTS in the FIELD OF USE occurring on or before the date of this AGREEMENT.

14.2.	Covenant Not to Sue. CELLECTIS, as well as its successors, assigns, and AFFILIATES shall not now or at any time in the future initiate any arbitration, lawsuit, or other proceeding asserting any CLAIM released pursuant to Section 14.1 of this AGREEMENT. If there is a breach of the obligations in Section 14.1, CELLECTIS shall indemnify REGENERON and its AFFILIATES and defend and hold them harmless, from and against any liability, loss, cost, or expense (including but not limited to actual attorneys’ fees) arising out of or related to such breach.

ARTICLE 15 – REGISTRATION OF THE AGREEMENT
If the terms of this AGREEMENT are such as to require that the AGREEMENT or any part of it be registered with or reported to or filed with a national or supranational agency having authority over a country of the TERRITORY in which REGENERON will do business under the AGREEMENT (SUCH AS THE US SECURITIES AND EXCHANGE COMMISSION), REGENERON shall, at its expense, undertake such registration or report. Prompt notice and appropriate verification of the act of registration or report of any agency ruling resulting therefrom will be supplied by REGENERON to CELLECTIS. Should such registration require partial communication of the AGREEMENT, REGENERON shall notify CELLECTIS prior to filing or registration and consider in good faith all reasonable comments provided by CELLECTIS.
IN WITNESS WHEREOF, the PARTIES have caused this AGREEMENT to be executed on their behalf by their respective duly authorized officers.

REGENERON PHARMACEUTICALS, INC.	CELLECTIS S.A.

By:	By:

/s/ Stuart Kolinski	/s/ André Choulika

Name: Stuart Kolinski	Name: Dr. André CHOULIKA,
General Counsel	Directeur Général
July 1, 2008

EXHIBIT A
PATENTS

APPLICATION			PATENT
		PUBLICATION		GRANTING	EXPIRATION
NUMBER	FILING DATE	NUMBER	NUMBER	DATE	DATE
PCT/FR90/00185	19/03/90	WO 90/11354
8903630	20/03/89	FR 2 646 438	FR 2 646 438
90905207	19/03/90	EP 419 621	EP 419 621	27/12/95	19/03/10
NATIONAL VALIDATION IN: AT,BE,CH,DE,DK,ES,FR,GB,IT,LI,LU,NL,SE
95107951	24/05/95	EP 682 111
95107952	24/05/95	EP 682 112
JP 50515490	19/03/90	JP 11318479	JP 3059481	4/07/00	19/03/10
JP 9936699	19/03/90	JP 3504335	JP 3298842	8/07/02
JP 00287359	19/03/90	JP 2001120284	JP 3298864	8/07/02
US 044,362	7/04/93
US 301,037	6/09/94		US 6 528 313	04/03/03	04/03/20
US 466,699	6/06/95		US6 638 768	28/10/03	28/10/20
US 466,539	6/06/95		US 6 528 314	04/03/03	04/03/20
SG 96060827	1/02/97	SG49110
SG 96060876	19/03/90	SG49112
US 10/639,754	13/08/03	20040250301
US 10/770,418	4/2/04	20040203153		11/717,037 (unpublished) Filed 13/03/07
NL 030029711	7/10/07
LU 0091371	10/10/07
HK 0150696	8/8/96
ES 2281897	19/3/1990
ES 2081977	19/3/1990
DK 0682112	19/3/90
DK 0419621	19/3/90
DE 69034238	19/3/90
DE 69024440	19/3/1990
AT 0359363	19/3/1990
AT 0132189	19/3/1990
EP 1826215 Appl. No. 07007307.7	F. 3/19/90 (Div. of 00682 112 and 0419 621)
July 1, 2008

EXHIBIT B

*************